Exhibit T3A-66

W. Fox McKeithen Secretary of State LOUISIANA PARTNERSHIP REGISTRATION FORM (R.S. 9:3401) Enclose $75.00 filing fee Return to: Commercial Division Make remittance payable to P.O. Box 94125 Secretary of State Baton Rouge, LA 70804-9125 Do Not Send Cash Phone (225) 925-4704 Web Site: www.sec.state.la.us CHECK ONE: ( ) Original Filing ( ) Amendment Current Partnership Name: Weatherford U.S., L.P. Previous Partnership Name: Louisiana municipal address of principal place of business: 202 Industrial Boulevard, Houma, Louisiana 70363 Effective date of contract: December 27, 1995   Telephone (985)  872-3266 Month, Day, Year Name and municipal address of each partner: (Attach addendum if needed) WUS Holding, L.L.C., General Partner Name 515 Post Oak Boulevard, Suite ^00, Houston, Texas 77027 Address Weatherford Limited Partner, L.L.C., Limited Partner Name 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801 Address Name Address December 10, 2002 Signature, Title and Telephone of person completing form Date Burt M. Martin, Assistant Secretary of WEUS Holding, Inc., Sole Member of WUS Holding, L.L.C.